UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 20, 2010

PC MALL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2555 West 190th Street, Suite 201

Torrance, California 90504

(Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

PC Mall, Inc. (the “Company”) held its annual meeting of the stockholders on September 20, 2010. At that meeting, a total of 11,365,334 votes or proxies were tabulated, representing 93% of total eligible votes. The following is a summary of matters that were voted on by the stockholders with the votes as noted below according to the final certificate of tabulation provided to the Company by Computershare, the Company’s transfer agent and inspector of elections:

1.  Election of directors to serve until the 2011 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The director nominees received the following votes:

	FOR	WITHHELD	BROKER NON-VOTES
Frank F. Khulusi	3,916,646	1,601,988	5,846,700
Thomas A. Maloof	5,440,355	78,279	5,846,700
Ronald B. Reck	5,101,062	417,572	5,846,700
Paul C. Heeschen	5,101,072	417,562	5,846,700

2.  Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
11,308,342	45,465	11,527	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC MALL, INC.
(Registrant)

Date: September 23, 2010	By:	/s/Brandon H. LaVerne
Brandon H. LaVerne Chief Financial Officer

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